EXHIBIT 10.2

First Amendment to Executive Employment Agreement

of Steven Sipowicz

Parties:	Cascade Microtech, Inc.	(“CMI”)
2430 NW 206th Ave
Beaverton, Or 97006

and

	Steven Sipowicz	(“Mr. Sipowicz”)
2415 NW Jonathon Place
Portland, OR 97229

Date:	October 27, 2005	(“Effective Date”)

RECITALS

A.            Mr. Sipowicz and CMI have entered into an Executive Employment Agreement dated July 12, 2004 in which CMI agrees to employ Mr. Sipowicz, and Mr. Sipowicz agrees to serve, as Vice President of Finance, Chief Financial Officer, and Treasurer of CMI (the “Employment Agreement”); and

B.            Mr. Sipowicz is a valued contributor to CMI, and the Board believes his continued employment will be crucial to CMI’s continued success; and

C.            In order to provide an incentive for Mr. Sipowicz to continue his contribution to CMI, the parties desire to amend the Employment Agreement with regard to the accelerated vesting of stock options in the event Mr. Sipowicz’s employment is terminated under certain circumstances following a Change in Control, as that term is defined in the Employment Agreement.

AGREEMENT

NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Employment Agreement shall be amended as follows:

Section 3.6A (iii) of the Employment Agreement shall be deleted and replaced with the following:

iii)            Stock Options:  All unvested stock options held by Mr. Sipowicz as of the date of his termination from employment shall accelerate and become immediately exercisable.  Mr. Sipowicz’s vested stock options shall remain exercisable for a one-year period after the termination date.

Except as set forth and amended hereby, the Employment Agreement shall remain unchanged and in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Executive Employment Agreement of Steven Sipowicz to be duly executed and delivered as of the day and year first above written.

Steven Sipowicz			Cascade Microtech, Inc.

/s/ Steven Sipowicz		/s/	Eric W. Strid
By: Eric Strid
Date:	October 27, 2005		Its: Chairman and Chief Executive Officer

			Date:	November 1, 2005